Registration No.

           SECURITIES AND
        EXCHANGE COMMISSION
       Washington, DC  20549

               FORM S-8

        REGISTRATION STATEMENT

                 UNDER

      THE SECURITIES ACT OF 1933


Millipore Corporation
(Exact name of registrant as specified in charter)
Massachusetts                           04-2170233
 (State or other jurisdiction of         (IRS Employer
  incorporation or organization)   Employer Identification
                                            Number)

     80 Ashby Road, Bedford, Massachusetts 01730
   (Address of Principal Executive Offices)(Zip Code)

MILLIPORE CORPORATION
Millipore Corporation 1999 Stock Incentive Plan
(Full title of the plans)


      Jeffrey Rudin, Esquire
       Millipore Corporation
      80 Ashby Road Bedford,
       Massachusetts  01730
          (781) 533-6000


(Name, address and telephone number of agent for service)
CALCULATION OF REGISTRATION FEE

Title of     Amount to     Proposed Maximum     Proposed Maximum     Amount
Proposed     Be Registered Offerering Price     Aggregate Offering   Registr-
Securities                 Per Share            Price                ation
To Be                                                                Fee

Common
Stock
$1.00 par    4,000,000     $42.8125             171,250,000**        $45210
              share


* * Pursuant to Rule 457(h)(l), the
maximum aggregate offering
price and the computation of the
registration fee has been calculated using average of the high and low prices for Millipore Corporation Common Stock on the
New York Stock Exchange as of February 15,
2000.

Index to Exhibits at Page     8

PART I INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

          Millipore Corporation
("Millipore" or the "Corporation") shall deliver or cause to be delivered to each employee who is eligible to participate in the Millipore Corporation 1999 Stock
Incentive Plan (the "Plan"), documents
containing the information regarding the
Plan and its operations, as specified in Rule 428(b)(1) of the Securities Act of
1933 (the "Act").

Item 2.   Registrant Information and Employee Plan
Annual Information.

          The Corporation will, upon
written or oral request directed to the
Office of the General Counsel, at
Millipore's executive offices, 80 Ashby
Road, Bedford, MA 01730 (781)533-6000,
furnish promptly and without charge to any director participating in the Plan a copy of Millipore's Annual Report on Form 10-K for its last fiscal year as well as any of the other information referred to under the caption "Incorporation of Certain
Documents by Reference" appearing infra.


               PART II INFORMATION
               REQUIRED IN THE
               REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by
Reference.

          The Corporation hereby
incorporates by reference into this
registration statement the documents
listed in (a) through (c).  Millipore
further states that all documents filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents:

          (a) Millipore Corporation's
latest annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended on Form 10-K/A dated November 29,
1999.

          (b) All other reports filed
pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing of Millipore's Annual Report on Form 10K for the fiscal year ended December 31, 1998, as amended on Form 10-K/A dated November 29,
1999.
          (c) The description of
Millipore's Common Stock set forth in
response to Item 1 of Millipore's Form 8-
A Registration Statement under the
Securities Exchange Act of 1934, filed
May 13, 1965, as most recently revised by Millipore's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended on Form 10-K/A dated
November 29, 1999.

Item 4.   Description of Securities.  Not applicable

Item 5.   Interests of Named Experts and Counsel.

          Legal matters in connection
with the Shares being offered under the
Millipore Corporation 1999 Stock
Incentive Plan have been passed upon for the Corporation by Jeffrey Rudin,
Esquire, Vice President and General
Counsel of the Corporation. As of
February 18, 2000, Mr. Rudin owned
7,674.415 shares of Millipore Common
Stock and held options to acquire an
aggregate of 68,900 shares at an average per share exercise price of $35.75.
    The consolidated financial statements
of the Corporation incorporated herein by reference to the Annual Report, as amended on Form 10-K/A for the year ended
December 31, 1998, have been so
incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.   Indemnification of Directors
and Officers.
          The Corporation's By-Laws
provide that each officer and director of the Corporation and its subsidiaries shall be indemnified, to the full extent permitted by law, against all liabilities and expenses arising out of litigation and other proceedings in which he or she is involved because of being an officer or director of the Corporation or a subsidiary so long as he or she shall have acted in good faith in the reasonable belief that his or action was in the best interests of the Corporation.

Item 7.   Exemption from Registration Claimed.
          None claimed.

Item 8.   Exhibits.
  (4)  Instruments defining Rights of Security Holders

          4.1  Registrant's Restated Articles
          of Organization, as amended
          May 6, 1996 and By Laws
          incorporated herein by
          reference to Exhibit 3 to
          Registrant's Annual Report on
          Form 10-K for Registrant's
          fiscal year ended December 31,
          1998, as amended on Form 10-K/A
          dated November 29, 1999.

          4.2  Common Stock Rights
          Agreement between Millipore
          Corporation and BankBoston, NA,
          incorporated by reference to
          Registrant's Form 8-A filed on
          April 15, 1998; restated and amended
          on Form 8-A/A filed April 18, 1998;

          4.3 The contents of the Registration
          Statements on Form S-8 File
          Nos.:33-11790; 33-37319;
          33-55613; and 33-10801 previously
          filed with the Securities and Exchange
          Commission are hereby
          incorporated by reference in
          this Registration Statement.

  (5)  Opinion of Jeffrey Rudin, Esq.,
       dated February 18, 2000 as
       to the legality of shares of
       Millipore Common Stock

 (15) Letter of Independent Accountants
      Relating to unaudited interim
      financial information                   N/A

 (23) Consent of Independent Accountants
      and Legal Counsel

 (24) Powers of Attorney

Item 9.   Undertakings.

     (a) The undersigned Millipore Corporation hereby undertakes:

         (1)  To file during any period
          in which offers or sales
          are being made, a post-effective
          amendment to this registration statement:

               (iii) To include any
               material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of
          determining any liability under the
          Securities Act of 1933, each such post-
          effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration
          by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant
     hereby undertakes that, for purposes of
     determining any liability under the
     Securities Act of 1933, each filing of
     the Registrant's annual report pursuant
     to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (h) Insofar as indemnification for
     liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the registrant
certifies that it has reasonable ground
to believe that it meets all of the
requirements for filing on Form S-8 and
has duly caused this Registration
Statement to be signed on its behalf by
the undersigned, thereunto duly
authorized, in the City of Bedford,
Massachusetts on February 18, 2000.

          MILLIPORE CORPORATION
          By /s/ Jeffrey Rudin
                 Jeffrey Rudin
                 Vice President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the date indicated:

/s/ C. William Zadel          Chairman, President,      February 18, 2000
C. William Zadel              Chief Executive
                              Officer and Director

/s/ Kathleen B. Allen         Vice President, Chief     February 18, 2000
Kathleen B. Allen             Financial Officer  and
                              Principal Accounting Officer


                DIRECTORS


     *                                         *
Robert C. Bishop                           Robert E. Caldwell
February 18, 2000                          February 18, 2000


     *                                         *
Samuel C. Butler                           Elaine L. Chao
February 18, 2000                          February 18, 2000



     *                                         *
Maureen A. Hendricks                       Thomas O. Pyle
February 18, 2000                          February 18, 2000


     *                                         *
Mark Hoffman                               John F. Reno
February 18, 2000                          Februrary 18, 2000




        *By  /s/ Jeffrey Rudin
                 Jeffrey Rudin, Attorney in Fact



                        INDEX TO EXHIBITS

The following Exhibits are filed as a part of this Registration Statement:

     Exhibit No. Description                           Found at
                                                       Page No.


(4)  Instruments defining Rights of Security Holders
          4.1  Registrant's Restated Articles of
          Organization, as amended May 6, 1996 and
          By Laws incorporated herein by reference to Exhibit 3 to
          Registrant's Annual Report on
          Form 10-K for Registrant's
          fiscal year ended December 31,
          1998, as amended on Form 10-K/A
          dated November 29, 1999

          4.3  Common Stock Rights
          Agreement between Millipore
          Corporation and BankBoston, NA,
          incorporated by reference to
          Registrant's Form 8A filed on April 15,
          1998; restated
          and amended on
          Form 8-A/A filed April 18, 1998


  (5)  Opinion of Jeffrey Rudin, Esq.,
       dated February 18, 2000                              9
       as to the legality of shares of
       Millipore Common Stock

  (15) Letter of Independent Public Accountants           N/A
       Relating to unaudited interim financial information

  (23) Consent of Independent Certified Public
       Accountants and Legal Counsel                    10-11

  (24) Powers of Attorney                                 6-7




February 18, 2000




Securities and Exchange Commission
500 North Capitol Street, NW
Washington, DC 20549

Dear Sirs:

     In connection with the proposed offer and sale of 4,000,000 shares of Common Stock $1.00 par value per share (the "Stock") of Millipore Corporation (the "Company") as set forth in the attached Registration
Statement on Form S-8, I have examined and relied upon documents, records, certificates and other instruments of the Company's corporate proceedings as I deemed material, the Registration Statement and such other certificates, records and documents as I deemed necessary for purposes of this opinion. Based on the foregoing, I am of the opinion that:

    1. The Company is a duly organized and existing corporation under the laws of the Commonwealth of Massachusetts.

    2. The 4,000,000 shares covered by the Registration Statement which are reserved for issue to employees of the Company pursuant to the Issuance of shares under the Millipore Corporation
         1999 Stock Incentive Plan have been duly authorized and will be, when issued, sold and delivered in the manner described in the Registration Statement validly issued, fully paid and nonassessable.

    3.   The Plan is not subject to the provisions of the Employees'
         Retirement

    4. Income Security Act of 1974 ("ERISA"). I am an officer and stockholder of the Company.

                                   Very truly yours,
                                   /s/Jeffrey Rudin
                                   Jeffrey Rudin
                                   Vice President and
                                   General Counsel




               CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Millipore Corporation 1999 Stock Incentive Plan of our report, dated January 20, 1999, except for Note B, for which the date is November 12, 1999 relating to the consolidated financial statements which appears in Millipore Corporation's Annual Report, as amended on Form 10K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.





                         /S/PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
February 16, 2000


        CONSENT OF LEGAL COUNSEL

I hereby consent to the inclusion in the Registration Statement of Millipore Corporation on Form S-8 of my opinion dated February 18, 2000, as to the due authorization and validity of the shares to which this Registration Statement relates.






                              /s/ Jeffrey Rudin
                              Jeffrey Rudin, Esquire
                              Vice President and
                              General Counsel
                              Millipore Corporation

Bedford,Massachusetts
February 18, 2000